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                        EXERCISABLE ON OR BEFORE JUNE 25, 1998


                                 WARRANT CERTIFICATE

                                  TRITON GROUP LTD.
                 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                              SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS
                                                            CUSIP  896757  11  9

THIS WARRANT CERTIFICATE CERTIFIES THAT



, or registered assigns, is the registered holder of Warrants expiring June 25, 1998 (the "Warrants") to purchase Common Stock, .0001 par value (the "Common Stock"), of Triton Group Ltd., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m., New York City time on June 25, 1998, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") equal to 125% of the "current market price" of the Common Stock on October 25, 1993 which shall be deemed to be the average of the Quoted Prices (as defined in the Warrant Agreement) of the Common Stock for the immediately preceding 30 consecutive trading days; provided, however, if the Exercise Price as determined at such time would otherwise be less than or equal to $3.75 (the "Minimum Exercise Price") the Exercise Price shall nevertheless be $3.75 and if the Exercise Price as determined at such time would otherwise be greater than or equal to $5.00 (the "Maximum Exercise Price") the Exercise Price shall nevertheless be $5.00. The Exercise Price shall be payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price (including the Maximum Exercise Price and the Minimum Exercise Price if certain events set forth in the Warrant Agreement occur on or prior to October 25, 1993) and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.
    No Warrant may be exercised after 5:00 p.m., New York City time on June 25, 1998, and to the extent not exercised by such time such Warrants shall become void.
    Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.
    This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.
    This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of California.
    IN WITNESS WHEREOF, Triton Group Ltd. has caused this Warrant Certificate to be signed by its President and by its Secretary, each by a facsimile of his signature and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.


Dated:                                                TRITON GROUP LTD.



COUNTERSIGNED:                                   BY
                   AMERICAN STOCK TRANSFER & TRUST COMPANY

                                                           PRESIDENT
                             as Warrant Agent
BY                                     BY



         AUTHORIZED SIGNATURE                              SECRETARY
                   TRITON GROUP LTD. CORPORATE SEAL DELAWARE 1988


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                                  TRITON GROUP LTD.


The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring June 25, 1998 entitling the holder on exercise to receive shares of Common Stock, .0001 par value, of the Company (the "Common Stock"), and are to be issued pursuant to a Warrant Agreement dated as of June 25, 1993 (the "Warrant Agreement"), duly executed and delivered by the Company to First Interstate Bank of California, a California corporation, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

Warrants may be exercised at any time on or before June 25, 1998. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth heron properly completed and executed, together with payment of the Exercise Price in cash at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant. The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.
    Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.
    Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.
The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrant nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                                      ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

    FOR VALUE RECEIVED____________________________________________hereby sells, assigns and transfers unto

________________________________________________________________________________
                    (Please print name and address of transferee) this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________________________________________________________attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated: ______________   Signature______________________________________________

                        _______________________________________________________

                        NOTICE: The signature to the foregoing Assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.
Signature Guaranteed:

________________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION. (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
                                 ELECTION TO PURCHASE
                      (To Be Executed Upon Exercise of Warrant)


    The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ______________________shares of Common Stock and herewith tenders payment for such shares to the order of TRITON GROUP LTD. in the amount of $____________________________________________
in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of________________________

__________________________,whose address is_____________________________________
and that such shares be delivered to

__________________________,whose address is____________________________________.


If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of __________________________,whose address is____________________________________, and that such Warrant Certificate be delivered to __________________________, whose address is___________________________________.


Date:____________________    Signature_________________________________________

                                      _________________________________________
Signature Guaranteed:

________________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION. (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15
                           INFORMATION LEGEND ONLY
"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ISSUED PURSUANT TO AN EXEMPTION PROVIDED BY 11 U.S.C. SECTION 1145, UNDER AN ORDER CONFIRMING THE PLAN IN THE CASES
ENTITLED IN RE INTERMARK, INC., DEBTOR, CASE NO. 92-12385-B11, AND IN RE TRITON GROUP LTD., DEBTOR, CASE NO. 92-12386-B11, IN THE UNITED STATES BANKRUPTCY
COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA. THE HOLDER OF THIS CERTIFICATE IS REFERRED TO 11 U.S.C. SECTION 1145(b) AND (c) FOR GUIDANCE AS TO THE SALE
OF THESE SECURITIES."